Exhibit 5.2

Becker & Poliakoff, LLP
45 Broadway, 17th Floor New York, New York 10006 Phone: (212) 599-3322 Fax: (212) 557-0295

April 13, 2023

Golden Star Acquisition Corporation

99 Hudson Street, 5th Floor,

New York, New York 10013

Ladies and Gentlemen:

We have acted as United States counsel to Golden Star Acquisition Corporation, a Cayman Island exempt company (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) (SEC File No. 333-261569) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering an underwritten public offering of

(i) 6,000,000 units (the “Units”), with each Unit consisting of:

(A) one share of the Company’s Ordinary Shares, par value $0.001 (the “Ordinary Share”); and

(B) one right to receive two-tenths (2/10) of one Ordinary Share (collectively, the “Rights”);

(ii) up to an additional 900,000 Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option;

(iii) all Ordinary Shares and Rights issued as part of the Units and Over-Allotment Units;

(iv) all Ordinary Shares issuable upon conversion of the Rights included in the Units and Over-Allotment Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

Based on the foregoing, we are of the opinion that:

1. When the Registration Statement becomes effective under the Act and when the Units are issued, delivered and paid for as contemplated by the Registration Statement, each of the Units (including any Over-Allotment Units) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. When the Registration Statement becomes effective under the Act and when the Ordinary Shares underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, each of the Ordinary Shares underlying:

(A) the Units and Over-Allotment Units;

(B) the Rights (including the Rights issuable in connection with the Over-Allotment Units); and

(C) the Units and the Over-Allotment Units, if and when paid for in accordance with the terms of the Underwriting Agreement between the Company and the Representative (the “Underwriting Agreement”), will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

3. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement such Rights, including any Rights issuable in connection with the Over-Allotment Units, will be legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws. Our opinion is based on the laws of the State of New York as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your United States’ securities and corporate legal counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Becker & Poliakoff LLP
Becker & Poliakoff LLP